UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14A-101)

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION
(Name of Issuer)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☒	Filed by the Registrant

☐	Filed by a Party other than the Registrant

Check the appropriate box

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

BBR ALO FUND, LLC
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BBR ALO FUND, LLC

55 East 52nd Street, 18th Floor
New York, New York 10055

Supplement to Proxy Statement dated June 4, 2025

Dear Shareholder,

This supplement (the "Supplement") updates the Notice of Special Meeting of Shareholders, proxy statement (the "Proxy Statement") of BBR ALO Fund, LLC (the "Fund") and form of proxy filed with the Securities and Exchange Commission (the "SEC") on June 4, 2025 and is being furnished to shareholders of the Fund ("Shareholders") in connection with the solicitation of proxies by the Fund's Board of Directors (the "Board") for use at the special meeting of the shareholders of the Fund (the "Meeting"), to be held in person on Friday, June 27, 2025 at 10:00 a.m. Eastern Time at the offices of BBR Partners, LLC, 55 East 52nd Street, 18th Floor, New York, New York 10055.

This Supplement is being filed with the SEC and is being made available to Shareholders on or about June 24, 2025. Except for the updated information set forth herein, this Supplement does not modify or supplement the Proxy Statement in any manner. This Supplement should be read in conjunction with the Proxy Statement, the Fund's Annual Report to Shareholders for the most recently completed fiscal year and the Fund's Semi-Annual Report to Shareholders for the most recent semi-annual period succeeding the Annual Report, as each contains information that is important to your decisions in voting at the Meeting.

Withdrawal of Nominee for Director

Michael Fitzgerald has informed the Board that he is unable to stand for election as a director of the Fund at the Meeting and, therefore, has withdrawn acceptance of his nomination by the Board at the recommendation of the Board's Nominating Committee. Mr. Fitzgerald's decision is not the result of any disagreement with the Fund or its management on any matter relating to the Fund's operations, policies or practices.

Additional Information Regarding Voting

An amended proxy card/voting instruction form that omits Mr. Fitzgerald as a nominee for election as a director of the Fund at the Meeting is enclosed. If you have not already returned a proxy card/voting instruction form, please complete the amended proxy card/voting instruction form. Information regarding how to vote your shares, or revoke or change your proxy, is available in the Proxy Statement.

If you have already executed and returned your proxy/voting instruction form, you do not need to take any further action unless you wish to revoke or change your proxy. Proxies received with instructions to vote for the election of Mr. Fitzgerald to the Board will not be counted with respect to his election, but will be counted as directed or otherwise as set forth therein and described in the Proxy Statement with respect to all other matters properly brought before the Meeting.

Thank you for your participation and continued support.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V76681-S14070 For Against Abstain For Withhold ! ! BBR ALO FUND, LLC 55 EAST 52ND ST, 18TH FLOOR NEW YORK, NY 10055 1a. To elect Michael Wingertzahn as a Director of BBR ALO Fund, LLC (the "Fund"). 1b. Director Proposal has been Withdrawn. 2. To approve a proposed Subadvisory Agreement among the Fund, BBR Partners, LLC and AllianceBernstein L.P. BBR ALO FUND, LLC The Board of Directors recommends you vote FOR the following proposals: The transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ! ! ! ! ! SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 26, 2025. Follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 26, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V76682-S14070 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Special Meeting of Shareholders, Proxy Statement and Form of Proxy are available at www.proxyvote.com. BBR ALO Fund, LLC Special Meeting of Shareholders June 27, 2025, 10:00 AM, ET The undersigned hereby appoints Michael W. Anson and Barry M. Klayman as proxies of the undersigned, each with full power of substitution, to vote all of the shares of limited liability company interests of the Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on June 27, 2025 beginning at 10:00 AM, Eastern Time, and at any adjournments or postponements thereof. This proxy is solicited on behalf of the Fund's Board of Directors and, when properly executed, will be voted in the manner directed herein. If no such direction is made, but this proxy is signed, dated and returned, this proxy will be voted "FOR" proposal 1a and "FOR" proposal 2. This proxy also grants discretionary power to the proxies to vote, in their judgment, upon such other business as may properly come before the meeting, including whether to adjourn the Special Meeting. Continued and to be signed on reverse side